SECURITIES AND EXCHANGE COMMISSION
                 Washington, DC  20549



                       FORM 8-K


                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 1, 2000


          FIRST FORTIS LIFE INSURANCE COMPANY
               (Exact Name of Registrant
               as Specified in Charter)



Minnesota                      33-71690         113-2699219
(State or Other Jurisdiction  (Commission      (I.R.S. Employer
 of Incorporation)             File Number)    Identification No.)





308 Maltbie Street, Suite 200 - Syracuse, NY      13204
(Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code: (315) 451-0066




(Former Name or Former Address, if Changed Since Last Report)


Item 4

(a) The Board of Directors of the registrant approved the engagement of Pricewaterhouse Coopers
    LLP as its independent auditors for the fiscal year ending December 31, 2000 to replace the firm of Ernst & Young LLP, effective June 1, 2000.

    The reports of Ernst & Young LLP on the
    registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

    In connection with the audits of the registrant's financial statements for each of the two fiscal years ended December 31, 1999, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The registrant has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit 1 to this Form 8-K.

(b) The registrant did not consult Pricewaterhouse
    Coopers LLP within its two most recent fiscal years, and any subsequent interim period, prior to engaging them concerning matters set forth in Item
    304(a)(2) of SEC Regulation SK.
                      SIGNATURES


Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                     FIRST FORTIS LIFE INSURANCE COMPANY


                         By:  /s/ David A. Peterson
                         Name:  David A. Peterson
                         Title:  Corporate Officer


Dated:      June 1, 2000
                                              EXHIBIT I








June 1, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549



Gentlemen:

We have read Item 4 of Form 8-K dated June 1, 2000, of
First Fortis Life Insurance Company and are in agreement with the statements contained in the three paragraphs of Item 4(a) on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              Very truly yours,

                              /s/ Ernst & Young LLP

                              Ernst & Young LLP